Exhibit 3.74(a)

ARTICLES OF INCORPORATION

OF

WYOMING TECHNOLOGY, INC.

          The undersigned person, acting as incorporator of a corporation under the Wyoming Business Corporation Act (the “Act”), adopts the following Articles of Incorporation for such corporation:

ARTICLE 1

NAME

          The name of the corporation is: Wyoming Coal Technology, Inc.

ARTICLE 2

SHARES

          Authorized Shares and Class. The corporation is authorized to issue 1,000 common shares with no par value, that together have unlimited voting rights.

          The number and class of shares which are entitled to receive the net assets of the corporation upon dissolution is 1,000 common, no par value.

ARTICLE 3

PURPOSE

          The corporation is formed for the purpose of engaging in all lawful things necessary or convenient to carry out its business and affairs.

ARTICLE 4

REGISTERED OFFICE AND AGENT

          The address of the initial registered office of the corporation is 1720 Carey Avenue, Suite 200, Cheyenne, Wyoming 82001. The name of the corporation’s initial registered agent at such address is CT Corporation.

ARTICLE 5

INCORPORATOR

          The name and address of the incorporator is:

Teresa B. Buffington Holland & Hart 2515 Warren Avenue, Suite 450 Cheyenne, WY 82001

          IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation on November 23, 1998.

Teresa B. Buffington, as Incorporator

CONSENT TO

APPOINTMENT BY REGISTERED AGENT

TO THE SECRETARY OF STATE
OF THE STATE OF WYOMING

          Pursuant to the provisions of the Wyoming Business Corporation Act, C T Corporation System submits the following consent to appointment by registered agent:

          1. C T Corporation System, 1720 Carey Avenue, Cheyenne, WY 82001, voluntarily consents to serve as the registered agent for Wyoming Coal Technology, Inc. on the date shown below.

          2. The registered agent certifies that he (it) is: (circle one)

(a)	An individual who resides in this state and whose business office is identical with the registered office; or

(b)	A domestic corporation or not-for-profit domestic corporation whose business office is identical with the registered office; or

(c)	A foreign corporation or not-for-profit foreign corporation authorized to transact business in this state whose business office is identical with the registered office.

          3. I know and understand the duties of a registered agent as set forth in the Wyoming Business Corporation Act.

           Dated this ____ day of November, 1998.

Signature of Registered Agent